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                                                                    EXHIBIT 15.4

[CIBC LOGO]

CIBC
WORLD MARKETS

June 5, 2005

Linktone Ltd.
5th Floor, Eastern Tower
689 Beijing Dong Road
Shanghai
People's Republic of China 200001

Dear Sirs,

      We consent to the reference to our name and to the use of certain data sourced from CIBC World Markets' publications under the headings "Additional Risks Related to Our Company--We face intense competition" and "Competition" in the annual report on Form 20-F for the fiscal year ended December 31, 2004 of Linktone Ltd. to be filed with the Securities and Exchange Commission in the month of June 2005.

                                                CIBC WORLD MARKETS

                                                By: /s/ Paul Keung
                                                    ----------------------------
                                                Name: Paul Keung
                                                Title: Executive Director